Exhibit 10.14

ESSENTIAL UTILITIES, INC.

AMENDED AND RESTATED

OMNIBUS EQUITY COMPENSATION

PLAN

ESSENTIAL UTILITIES, INC.

AMENDED AND RESTATED OMNIBUS EQUITY COMPENSATION PLAN

The purpose of the Essential Utilities, Inc. Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Essential Utilities, Inc. (the “Company”) and its subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its subsidiaries, and (iii) non-employee members of the Board of Directors of the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units and other stock-based awards.  The Company believes that the Plan will encourage the participants to contribute to the success of the Company, align the economic interests of the participants with those of the shareholders, and provide a means through which the Company can attract and retain officers, other key employees, non-employee directors and key consultants of significant talent and abilities for the benefit of our shareholders and customers.  The Plan first became effective as of May 8, 2009, subject to approval by the shareholders of the Company, and was amended as of February 25, 2011.  The Plan was further amended as of September 1, 2013 to reflect the 25% stock split, effective as of September 1, 2013 (the “2013 Stock Split”), and further amended and restated as of February 27, 2014 and on February 22, 2017.  The Plan is hereby amended and restated by the Board of Directors on February 28, 2019 to extend the term of the Plan for ten additional years, and to make other updating changes, subject to approval by the shareholders at the 2019 Annual Meeting.

Section 1. Definitions

The following terms shall have the meanings set forth below for purposes of the Plan:

(a) “Affiliate” and “Associate” have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(b) “Automatic Exercise Date” means, with respect to an Option, the last business day of the applicable term that was established by the Committee for such Option (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option if the Option initially had a ten-year term); provided, that with respect to an Option that has been amended pursuant to this Plan so as to alter the term, "Automatic Exercise Date" shall mean the last business day of the term that was established by the Committee for such Option as amended.

(c) “Awards” means the Options, Stock Awards, Stock Units, SARs and Other Stock-Based Awards granted under this Plan.

(d) A Person shall be deemed a “Beneficial Owner” of any securities:

(i) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange;

(ii) that such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the “Beneficial Owner” of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A)  arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B)  is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this subsection (b) shall cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee  has breached his or her employment or service contract with the Employer,  has engaged in disloyalty to the Employer, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty,  has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information,  has breached any written non-competition, non-solicitation or confidentiality agreement between the Grantee and the Employer or  has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

(g) “Change in Control” shall be deemed to have occurred if:

(i) any Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding;

(ii) during any twenty-four month (24) period, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of at least seventy-five percent of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent of the directors in office at the time of such election or nomination who were directors at the beginning of such period; or

(iii) there occurs a sale of 50% or more of the aggregate assets or earning power of the Company and its subsidiaries, or its liquidation is approved by a majority of its shareholders or the Company is merged into or is merged with an unrelated entity such that following the merger, the shareholders of the Company no longer own more than 50% of the resultant entity.

Notwithstanding anything in this subsection (e) to the contrary, a Change in Control shall not be deemed to have taken place under clause (e)(i) above if (A)  such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock then outstanding as a result, in the determination of a majority of those members of the Board in office prior to the acquisition, of an inadvertent acquisition by such Person if such Person, as soon as practicable, divests itself of a sufficient amount of its Company Stock so that it no longer owns 20% or more of the Company Stock then outstanding, or (B)  such Person becomes the Beneficial Owner in the aggregate of 20% or more of the Company Stock outstanding as a result of an acquisition of Company Stock by the Company which, by reducing the number of shares of Company Stock outstanding, increases the proportionate number of shares of Company Stock beneficially owned by such Person to 20% or more of the shares of Company Stock then outstanding; provided, however that if a Person shall become the Beneficial Owner of 20% or more of the shares of Company Stock then outstanding by reason of Company Stock purchased by the Company and shall, after such share purchases by the Company become the Beneficial Owner of any additional shares of Company Stock, then the exemption set forth in this clause shall be inapplicable.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(i) “Committee” means the committee, consisting of members of the Board, designated by the Board to administer the Plan.

(j) “Company” means Essential Utilities, Inc. and shall include its successors.

(k) “Company Stock” means common stock of the Company.

(l) “Continuous Service” means that the Grantee’s service with an Employer, whether as an Employee, Key Advisor or member of the Board, is not interrupted or terminated.  The Grantee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to an Employer as an Employee, key Advisor or member of the Board or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code.  The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(m) “Disability” or “Disabled” means a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer’s long-term disability plan applicable to the Grantee or as otherwise determined by the Committee.

(n) “Dividend” means a dividend paid on shares of Company Stock. If interest is credited on accumulated dividends, the term “Dividend” shall include the accrued interest.

(o) “Dividend Equivalent” means a dividend payable on a hypothetical share of Company Stock.

(p) “Dividend Equivalent Amount” means an amount determined by multiplying the number of Dividend Equivalents subject to a Grant by the per-share cash Dividend paid by the Company on its outstanding Company Stock, or the per-share fair market value (as determined by the Committee) of any Dividend paid by the Company on its outstanding Company Stock in consideration other than cash, with respect to each record date for the payment of a dividend during the Accumulation Period described in Section 11(a)(i).  If interest is credited on accumulated Dividend Equivalents, the term “Dividend Equivalent Amount” shall include the accrued interest.

(q) “Early Retirement” means, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment that occurs on or after the date that the Grantee becomes eligible for early retirement pursuant to the terms of the Pension Plan; provided, however, that if a Grantee is not an active participant in the Pension Plan immediately prior to terminating employment, “Early Retirement” means, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment that occurs on or after the date that a Grantee is first eligible for Social Security retirement benefits and has completed at least 10 years of service as would be determined for vesting purposes under the Pension Plan.

(r) “Employee” means an employee of the Company or a subsidiary of the Company.

(s) “Employer” means the Company and each of its subsidiaries.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(v) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant,  if the principal trading market for the Company Stock is a national securities exchange, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported,  if the Company Stock is not principally traded on such exchange, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on the OTC Bulletin Board, or  if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be as determined by the Committee through any reasonable valuation method authorized under the Code.

(w) “Grant” means a grant of Options, SARs, Stock Awards, Stock Units or Other Stock-Based Awards under the Plan.

(x) “Grant Instrument” means the agreement that sets forth the terms and conditions of a Grant, including all amendments thereto.

(y) “Grantee” means an Employee, Key Advisor or Non-Employee Director who receives a Grant under the Plan.

(z) “Incentive Stock Option ” means an option to purchase Company Stock that is intended to meet the requirements of section 422 of the Code.

(aa) “Key Advisor” means a consultant or advisor of an Employer.

(bb) “Non-Employee Director” means a member of the Board who is not an Employee.

(cc) “Nonqualified Stock Option” means an option to purchase Company Stock that is not intended to meet the requirements of section 422 of the Code.

(dd) “Normal Retirement” means, except as otherwise provided in the Grant Instrument, termination of a Grantee’s employment on or after the date a Grantee first satisfies the conditions for normal retirement benefits under the terms of the Pension Plan, whether or not the Grantee is covered by the Pension Plan.

(ee) “Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

(ff) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock, as described in Section 10.

(gg) “Pension Plan” means the Retirement Income Plan for Essential Utilities, Inc. and Subsidiaries, as in effect from time to time.

(hh) “Performance Goals” means financial or operating, stock performance-related or individually-based goals established for an Award by the Committee, or, pursuant to delegated authority, by a delegate.

(ii) “Performance Period” means the period established by the Committee for an Award for which Performance Goals are established, which Performance Period shall be at least one (1) year.

(jj) “Person” means any individual, firm, corporation, partnership or other entity except the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

(kk) “SAR” means a stock appreciation right with respect to a share of Company Stock.

(ll) “Stock Award” means an award of Company Stock, with or without restrictions.

(mm) “Stock Unit” means an award of a phantom unit that represents a hypothetical share of Company Stock.

Section 2. Administration

(a) Committee The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board.  The Committee, if applicable, should consist of two or more persons who are “outside directors” as defined under section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act.  The Board shall approve and administer all grants made to Non-Employee Directors.  The Committee may delegate authority to one or more subcommittees, as it deems appropriate.  To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board or such subcommittee.  In the absence of a specific designation by the Board to the contrary, the Plan shall be administered by the Committee of the Board or any successor Board committee performing substantially the same functions.

(b) Committee Authority The Committee shall have the sole authority to  determine the individuals to whom grants shall be made under the Plan,  determine the type, size, terms and conditions of the grants to be made to each such individual,  determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,  amend the terms and conditions of any previously issued grant, subject to the provisions of Section 17 below, and  deal with any other matters arising under the Plan.

(c) Committee Determinations The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

Section 3. Grants

Awards under the Plan may consist of grants of Options as described in Section 6, Stock Awards as described in Section 7, Stock Units as described in Section 8, SARs as described in Section 9 and Other Stock-Based Awards as described in Section 10.  All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Grant Instrument.  All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant.  Grants under a particular Section of the Plan need not be uniform as among the Grantees.

Section 4. Shares Subject to the Plan

(a) Shares Authorized Subject to adjustment as described in subsection (b) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan, as adjusted for the 2013 Stock Split, is 6,250,000 shares.  Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan.  If and to the extent Options or SARs granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited, terminated or otherwise not paid in full, the shares subject to such Grants shall again be available for purposes of the Plan.  For the avoidance of doubt, if shares of Company Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under the Plan.  As of December 31, 2018, the number of shares of Company Stock available for future Grants under this Plan is 3,947,733.

(b) Adjustments If there is any change in the number or kind of shares of Company Stock outstanding by reason of  a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares,  a merger, reorganization or consolidation,  a reclassification or change in par value, or  any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the kind and number of shares covered by outstanding Grants, the kind and number of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In connection with adjustments described in this Section 4(b), in order to eliminate fractional shares, the number of shares of Company Stock subject to outstanding Grants may be rounded up or down, as determined by the Committee, in its sole discretion, subject to compliance with sections 424 and 409A of the Code, as applicable, and the applicable limitations on shares of Company Stock under the Plan.  In the event of a Change in Control of the Company, the provisions of Section 15 of the Plan shall apply.  Any adjustments to outstanding Grants shall be consistent with section 409A or 422 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

Section 5 Eligibility for Participation

(a) Eligible Persons  All Employees (including, for all purposes of the Plan, an Employee who is a member of the Board) and Non-Employee Directors shall be eligible to participate in the Plan.  Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b) Selection of Grantees The Committee shall select the Employees, Key Advisors and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines.

Section 6 Options

The Committee may grant Options to an Employee, Key Advisor or Non-Employee Director upon such terms as the Committee deems appropriate.  The following provisions are applicable to Options:

(a) Number of Shares The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Key Advisors and Non-Employee Directors.

(b) Type of Option and Price

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to employees of the Company or its parent or subsidiary corporations, as defined in section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Key Advisors and Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c) Option Term.  The Committee shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary corporation of the Company, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(d) Exercisability of Options

(i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument.  The vesting schedule for any Option shall be a minimum of six (6) months.

(ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable.  Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during the same period as would be required to vest in the underlying Option, with the repurchase price equal to the lesser of (A)  the Exercise Price or (B)  the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(e) Grants to Non-Exempt Employees Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(f) Termination of Employment

(i) Except as otherwise provided by the Committee, an Option may only be exercised while the Grantee is providing Continuous Service to the Employer as an Employee, Key Advisor or member of the Board.

(ii) The Committee may specify in the Grant Instrument such terms as the Committee deems appropriate with respect to the exercise of Options after termination of employment or service.  Except as otherwise provided by the Committee, any of the Grantee’s Options which are not otherwise exercisable as of the date on which the Grantee ceases to provide Continuous Service to the Employer shall terminate as of such date, and any vested Options may be exercised for ninety (90) days after the date on which Continuous Service ceased.  In addition, notwithstanding any other provisions of this Section 6, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is providing Continuous Service to the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.  Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(g) Exercise of Options A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Grantee shall pay the Exercise Price for an Option as specified by the Committee  in cash,  unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Grantee and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price,  by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or  by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Company depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h) Limits on Incentive Stock Options Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

(i) Expiration of Option Term: Automatic Exercise of In-The-Money Options. Unless otherwise determined by the Committee (in a Grant Instrument or otherwise) or as otherwise directed in writing to the Company by a Grantee holding an Option, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Company Stock as of such date shall automatically and without further action by the Grantee or the Company be exercised on the Automatic Exercise Date. Payment of the exercise price of any such Option and related tax obligations shall be “net settled” to the maximum extent permitted by applicable law.  Unless otherwise determined by the Committee, this Section 6(i) shall not apply to an Option if the Grantee incurs a termination of Continuous Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Company Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 6(i).

Section 7 Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Key Advisor or Non-Employee Director under a Stock Award, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Stock Awards:

(a) General Requirements    Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time, at a particular date or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals.  The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.” The minimum Restriction Period for Stock Awards with a Restriction Period shall be one (1) year from the date of grant.

(b) Number of Shares The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c) Requirement of Continuous Service.  If the Grantee ceases to provide Continuous Service to an Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  If a Grantee has an Early Retirement or Normal Retirement event during the Restriction Period, the number of Stock Awards that shall vest shall be pro-rated to the date of such Early Retirement or Normal Retirement, as the case may be.  Such payment shall be made no earlier than the end of the Restriction Period (or the end of the period during which the Grantee must render Continuous Service, if later), and no later than 75 days following the later of the end of the Restriction Period or Performance Period, as applicable, or the end of the period of Continuous Service.

(d) Restrictions on Transfer and Legend on Stock Certificate.    During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 14(a) below.  Unless otherwise determined by the Committee, the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.  Each certificate for a Stock Award, unless held by the Company, shall contain a legend giving appropriate notice of the restrictions in the Grant.  The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed.

(e) Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any Dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee; provided that any dividends with respect to performance-based Stock Awards shall be withheld and shall be payable only if and to the extent that the restrictions on the underlying Stock Awards lapse, as determined by the Committee.

(f) Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee.

Section 8 Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Key Advisor or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate.  The following provisions are applicable to Stock Units:

(a) Crediting of Units.  Each Stock Unit shall represent the right of the Grantee to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met.  All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units.  The Committee may grant Stock Units that are payable if specified Performance Goals, service requirements and/or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.  If a Restriction Period is established for a Stock Units grant, it shall be a minimum of one (1) year.

(c) Requirement of Continuous Service    If the Grantee ceases to provide Continuous Service to an Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Grantee’s Stock Units shall be forfeited, provided, however, if a Grantee has an Early Retirement or Normal Retirement event prior to the vesting of Stock Units, the number of Stock Units that shall vest shall be pro-rated to the date of such Early Retirement or Normal Retirement, as the case may be.  Such payment, with respect to Stock Units that are subject to Section 409A shall be made no earlier than the end of the vesting schedule (or the end of the period during which the Grantee must render Continuous Service, if later), and no later than 75 days following the later of the end of the Restriction Period or the end of the period of Continuous Service.

(d) Payment With Respect to Stock Units. Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 9 Stock Appreciation Rights

The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option.  The following provisions are applicable to SARs:

(a) General Requirements.  The Committee may grant SARs to an Employee, Key Advisor or Non-Employee Director separately or in tandem with any Option (for all or a portion of the applicable Option).  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option.  The Committee shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(b) Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c) Exercisability.  An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Grantee is providing Continuous Service to the Employer or during the applicable period after termination of employment or service determined by the Committee and set forth in the Grant Instrument.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Grants to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(e) Value of SARs.  When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

(f) Form of Payment.  The appreciation in an SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 10 Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Section 6,  Section 7,  Section 8 and Section 9 of the Plan) that are based on or measured by Company Stock, to any Employee, Key Advisor or Non-Employee Director, on such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 11 Dividend Equivalents

The Committee may grant Dividend Equivalents alone or in connection with Stock Units or Other Stock-Based Awards to an Employee, Key Advisor or Non-Employee Director.  The Committee may grant Dividend Equivalents on the terms described in subsections (a) through (d) below or on such other terms and conditions as the Committee deems appropriate; provided that any Dividend Equivalents granted in connection with performance-based Stock Units or Other Stock-Based Awards shall be withheld and shall be payable only if and to the extent that the restrictions on the related Stock Units or Other Stock-Based Awards lapse, as determined by the Committee.  Except as otherwise provided in the Grant Instrument, the following provisions may be applicable to Dividend Equivalents:

(a) Amount of Dividend Equivalent Credited.    The Company shall credit to an account for each Grantee maintained by the Company in its books and records on each record date the Dividend Equivalent Amount for each Grantee attributable to each record date, from the date of grant until the earliest of the date of:

(i) the end of the applicable accumulation period designated by the Committee at the time of grant (the “Accumulation Period”),

(ii) the date the Grantee ceases to be employed by, or provide service to, the Employer for any reason, or as otherwise determined by the Committee, or

(iii) the end of the period of four years from the date of the grant.

(iv) The Company shall maintain in its books and records separate accounts which identify the Dividend Equivalent Amounts for each Grantee, reduced by all amounts paid pursuant to subsection (b) below.  No interest shall be credited to any such account.  The amount of Dividend Equivalents credited pursuant to this subsection (a) shall be deemed a separate payment for purposes of section 409A of the Code.

(b) Payment of Credited Dividend Equivalents.  Except with respect to Dividend Equivalents granted in connection with performance-based Stock Units or Other Stock-Based Awards, any Dividend Equivalent Amounts accrued in an account between the date of grant to March 1 of the following year shall be distributed to the Grantee no later than March 15 of the year following the date of grant, subject to subsection (c) below, and any Dividend Equivalent Amounts accrued in an account from March 2 of the year following the date of grant (or any anniversary thereof) through March 1 of the following year shall be distributed to the Grantee no later than March 15 of such following year, subject to subsection (c) below.  Notwithstanding the foregoing, except as otherwise determined by the Committee, if a Change in Control occurs while the Grantee is providing Continuous Service to the Employer, any Dividend Equivalent Amounts or portion thereof, which have not, prior to such date, been paid to the Grantee or forfeited shall be paid to the Grantee within sixty (60) days following the consummation of the Change in Control, subject to compliance with section 409A of the Code.

(c) Forfeiture of Dividend Equivalents.    Except as otherwise determined by the Committee, payment of Dividend Equivalent Amounts for any accrual period ending on March 1 as described in subsection (b) above shall be forfeited by the Grantee if the Grantee is not providing Continuous Service to the Employer on March 1 of such accrual period.  Dividend Equivalent Amounts payable pursuant to Dividend Equivalents granted in connection with performance-based Stock Units or Other Stock-Based Awards shall be distributed to the Grantee at the time the underlying Stock Units or Other Stock-Based Awards are paid, to the extent that such Grants become payable.

(d) Form of Payment. All Dividend Equivalent Amounts shall be paid solely in cash.

Section 12 Qualified Performance-Based Compensation

The Committee may determine that Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents granted to an Employee shall have Performance Goals and a Performance Period as part of the terms of such Award.  The Committee will establish, in writing, the Performance Goals and the Performance Period for each applicable Award; provided, however, that where the determination of the Performance Goals and Performance Period for any Award for which the Committee has delegated authority under Section 2(a), the authority to establish Performance Goals and a Performance Period is also delegated.  Such Performance Goals may vary by Grantee and by Award.  The Committee, in its discretion, may adjust or modify the calculation of Performance Goals to prevent dilution or enlargement of the rights of Awardees.

Section 13 Withholding of Taxes

(a) Required Withholding.  All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements.  The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares.    The Committee may determine that the Company’s tax withholding obligation with respect to Grants paid in Company Stock shall be satisfied by having shares of Company Stock withheld at the time such Grants become taxable.  In addition, the Committee may allow Grantees to elect to have such share withholding applied to particular Grants.  The election must be in a form and manner prescribed by the Company and may be subject to limits imposed by the Committee.

Section 14 Transferability of Grants

(a) Nontransferability of Grants.  Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime.  A Grantee may not transfer those rights except  by will or by the laws of descent and distribution or  with respect to Grants other than Incentive Stock Options, pursuant to a domestic relations order.  When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options.  Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

Section 15 Consequences of a Change in Control

(a) Treatment of Outstanding Grants.  In the event of a Change in Control, the Committee may take one or more of the following actions with respect to any or all outstanding Grants:   accelerate the vesting of outstanding Options and SARs upon a specified termination of employment or service or upon the Change in Control;  provide for the lapse of the restrictions and conditions on outstanding Stock Awards upon a specified termination of employment or service or upon the Change in Control;  accelerate the vesting of Stock Units, Other Stock-Based Awards and unpaid Dividend Equivalent Amounts and provide that such Grants shall be paid at their target values, or in such greater amounts as the Committee may determine upon a specified termination of employment or service or upon the Change in Control;  require that Grantees surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Grantee’s unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable;  after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate; or  determine that outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (or a parent or subsidiary of the surviving corporation), and other outstanding Grants that remain in effect after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Any surrender or termination shall take place as of the date of the Change in Control or such other date as the Committee may specify.  Without limiting the foregoing, if the per share Fair Market Value of Company Stock does not exceed the per share Exercise Price of an Option or base amount of a SAR, as applicable, the Company shall not be required to make any payment to the Grantee upon surrender or termination of the Option or SAR.

(b) Committee.    The Committee making the determinations under this Section 15 following a Change in Control must be comprised of the same members as those on the Committee immediately before the Change in Control.

Section 16 Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Grant on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions.  Certificates representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Company deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 17 Amendment and Termination of the Plan

(a) Amendment    The Board or the Committee may amend or terminate the Plan at any time; provided, however, that neither the Board nor the Committee shall amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b) No Repricing Without Shareholder Approval.  Except in connection with a corporate transaction involving all of the Company Stock (including, without limitation, any stock dividend, distribution (whether in the form of cash, Company Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Company Stock or other securities, or similar transaction), the Company may not, without obtaining shareholder approval:   amend the terms of outstanding Options or SARs to reduce the Exercise Price or base price (as applicable) of such outstanding Options or SARs;  cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs; or  cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the then current Company Stock price in exchange for cash or other securities.  In addition, the Plan may not be amended to permit the actions in (i), (ii) or (iii), unless the Company obtains shareholder approval.

(c) Termination of Plan.  The Plan shall terminate on May 2, 2029, unless the Plan is terminated earlier by the Board or Committee or is extended by the Board or Committee with the approval of the shareholders.

(d) Termination and Amendment of Outstanding Grants.  A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 18(g) below.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.  Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 18(g) below or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(e) Effective Date of the Plan Amendment and Restatement.This 2019 amendment and restatement of the Plan shall be effective on May 2, 2019 upon receipt of shareholder approval of this Plan (the “Effective Date”); provided, however that any Awards made under the Plan prior to such Effective Date with performance goals shall be governed by the Plan as in effect at the time the Award was made.

Section 18 Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise.  Nothing contained in the Plan shall be construed to  limit the right of the Committee to make Grants under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or  the right of the Company to grant stock options or make other awards outside of the Plan.  The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock award grant made by such corporation.  Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Grants as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Grantee the same economic value as the prior options or rights.

(b) Governing Document    The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c) Funding of the Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan.

(d) Rights of Grantees.    Nothing in the Plan shall entitle any Employee, Key Advisor, Non-Employee Director or other person to any claim or right to be granted a Grant under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e) Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant.  Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.  Notwithstanding the foregoing, as set forth in Section 4(b) above, in connection with any such adjustment described, the number of shares of Company Stock subject to any Grants made under the Plan may be rounded up or down, as determined by the Committee, in its sole discretion, subject to compliance with sections 424 and 409A of the Code, as applicable, and the applicable limitations on shares of Company Stock under the Plan.

(f) Section 409A.  The Plan is intended to comply with the requirements of section 409A of the Code, to the extent applicable.  All Grants shall be construed and administered such that the Grant either (i) qualifies for an exemption from the requirements of section 409A of the Code or (ii) satisfies the requirements of section 409A of the Code.  If a Grant is subject to section 409A of the Code,  distributions shall only be made in a manner and upon an event permitted under section 409A of the Code,  payments to be made upon a termination of employment shall only be made upon a “separation from service” under section 409A of the Code,  payments to be made upon a Change of Control shall only be made upon a “change of control event” under section 409A of the Code,  unless the Grant specifies otherwise, each payment shall be treated as a separate payment for purposes of section 409A of the Code, and  in no event shall a Grantee, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with section 409A of the Code.  Any Grant granted under the Plan that is subject to section 409A of the Code and that is to be distributed to a key employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Grant shall be postponed for six months following the date of the Grantee’s separation from service, if required by section 409A of the Code.  If a distribution is delayed pursuant to section 409A of the Code, the distribution shall be paid within 30 days after the end of the six-month period.  If the Grantee dies during such six-month period, any postponed amounts shall be paid within 90 days of the Grantee’s death.  The determination of key employees, including the number and identity of persons considered key employees and the identification date, shall be made by the Committee or its delegate each year in accordance with section 416(i) of the Code and the “specified employee” requirements of section 409A of the Code.

(g) Compliance with Law.  The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code.  To the extent that any legal requirement of section 16 of the Exchange Act or section 422 or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422 or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

(h) Employees Subject to Taxation Outside the United States.With respect to Grantees who are believed by the Committee to be subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions, consistent with the Plan, as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(i) Company Policies.  All Grants made under the Plan shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board from time to time.

(j) Governing Law.   The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.